Exhibit 4.3

EXECUTION COPY

DRS TECHNOLOGIES, INC.,

as Issuer

EACH OF THE GUARANTORS PARTY HERETO,

as Guarantors

AND

THE BANK OF NEW YORK,

as Trustee

2.00% Convertible Senior Notes due 2026

INDENTURE

Dated as of January 31, 2006

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.10
	(c)	N.A.
311	(a)	9.11
	(b)	9.11
	(c)	N.A.
312	(a)	2.5
	(b)	15.3
	(c)	15.3
313	(a)	9.6
	(b)(2)	9.6; 9.7
	(c)	9.6
	(d)	9.6
314	(a)	6.2; 15.2; 15.5
	(c)(1)	15.4
	(c)(2)	15.4
	(c)(3)	N.A.
	(e)	15.5
	(f)	N.A.
315	(a)	9.1
	(b)	9.5,15.2
	(c)	9.1
	(d)	9.1
	(e)	8.11
316	(a)(last sentence)	2.8
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	6.1
317	(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4
318	(a)	N.A.
	(b)	N.A.
	(c)	15.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

v

INDENTURE, dated as of January 31, 2006, among DRS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the Guarantors (as defined below) and THE BANK OF NEW YORK., a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of its 2.00% Convertible Senior Notes due 2026 (the “Securities”) having the terms, tenor, amount and other provisions hereinafter set forth.

WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed in all respects.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1             Definitions.

“Act” has the meaning set forth in Section 1.4(a).

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Interest Payment Date” has the meaning set forth in Section 6.9.

“Additional Interest Record Date” has the meaning set forth in Section 6.9.

“Additional Shares” has the meaning set forth in Section 12.2(e).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(c).

“Applicable Conversion Period” has the meaning set forth in Section 12.13(a).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Applicable Stock” means (a) the Common Stock and/or (b) in the event of a transaction referred to in Section 12.4 in which the Securities become convertible into Equity Interests of another Person, such Equity Interests or any other Equity Interests into which such Equity Interests shall be reclassified or changed.

“Bankruptcy Law” means Title 11, United States Code, or any similar United States federal or state law for the relief of debtors.

“Base Amount” has the meaning set forth in Section 12.13(a).

“Bid Solicitation Agent” means the Trustee or such other office or agency designated by the Company to obtain secondary market bid quotations.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors or any duly appointed committee thereof.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnote 1 thereof.

“Closing Sale Price” means the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the bid and asked prices or, if there is more than one bid or ask price, the average of the average bid and the average asked prices) on such date as reported by the New York Stock Exchange or, if the Company’s Common Stock is not reported by the New York Stock Exchange, in composite transactions for the principal U.S. national securities exchange on which the Company’s Common Stock is traded, or if the Company’s Common Stock is not listed on a U.S. national securities exchange, as reported by the Nasdaq National Market.  If the Company’s Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Company’s Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets, LLC or similar organization. If the

Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least two independent nationally-recognized investment banking firms selected by the Company for this purpose. If at least two independent quotes cannot be obtained, the “Closing Sale Price” will be determined in good faith by the Board of Directors. The Closing Sale Price will be determined without reference to extended or after-hours trading.

“Common Stock” means the common stock, par value $.01 per share, of the Company as that stock exists on the date of this Indenture or any other Equity Interests of the Company into which such Common Stock shall be reclassified or changed; provided, that after the consummation of any transaction referred to in Section 12.4, all references to “Common Stock” shall, to the extent necessary to protect the interests of the Holders of the Securities, become references to “Applicable Stock.”

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors to such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

“Contingent Interest” has the meaning set forth in Section 14.1.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors (i) who was a member of the Board of Directors on the Issue Date; or (ii) who was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election; or (iii) whose election was ratified, or who is nominated for re-election, by a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s initial election to the Board of Directors.

“Conversion Agent” has the meaning set forth in Section 2.3.

“Conversion Notice” has the meaning set forth in Section 12.2(b).

“Conversion Obligation” has the meaning set forth in Section 12.1(a).

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of each $1,000 of the principal amount of the Securities, which is initially 16.7504 shares, subject to adjustments as set forth in this Indenture.

“Conversion Value” of the Securities on any date of determination means the Applicable Conversion Rate, multiplied by the average of the Closing Sale Prices of the Common Stock for each Trading Day in the Applicable Conversion Period.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at New York, New York, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Dividend Rate” has the meaning set forth in Section 12.3(d).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Share Amount” has the meaning set forth in Section 12.13(a).

“Default” means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a securities clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Dividend Threshold Amount” has the meaning set forth in Section 12.3(d).

“Domestic Subsidiary” means, any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.  The pledge of capital stock of a Subsidiary of the Company will not be considered to be a provision of direct credit support for Indebtedness of the Company by such Subsidiary.  Notwithstanding the foregoing, Laurel Technologies Partnership (d/b/a DRS Laurel Technologies), Canopy Technologies LLC and MSSC Company LP and their respective subsidiaries will not be Domestic Subsidiaries for so long as such entities are not directly or indirectly wholly-owned by the Company, provided that should Laurel Technologies Partnership (d/b/a DRS Laurel Technologies), Canopy Technologies LLC or MSSC Company LP and their subsidiaries be directly or indirectly wholly-owned by the Company at any point after the date of hereof, they and their respective subsidiaries will become Guarantors in compliance with Section 6.10.

“DTC” means The Depository Trust Company, a New York corporation.

“EDGAR” has the meaning set forth in Section 6.2(b).

“Effective Date” has the meaning set forth in Section 12.2(e).

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Value” has the meaning set forth in Section 12.13(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended or any successor statute thereto, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer

“Expiration Time” has the meaning set forth in Section 12.3(e).

“Fair Market Value” has the meaning set forth in Section 12.3(g).

“Fundamental Change” means the occurrence of any of the following events: (i)  the consummation of a transaction pursuant to which a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, has become the ultimate “beneficial owner,” as defined in Rules 13d-3 and 13d-5 under the Exchange Act of the common equity representing more than 50% of the Company’s total outstanding Voting Stock that is entitled to vote in the election of the Board of Directors, as reflected in Schedule TO or any schedule or report filed under the Exchange Act disclosing the consummation of such acquisition, (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the Company’s outstanding Voting Stock is changed into or exchanged for cash, securities or other property, other than any such transaction where the Company’s outstanding Voting Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in the Company’s jurisdiction of incorporation), or where (A) the Company’s outstanding Voting Stock is changed into or exchanged for cash, securities and other property (other than equity interests of the surviving corporation) and (B) the Company’s shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ARTICLE VII; or (v) the Company’s Common Stock or any other common stock into which the Securities are convertible ceases to be traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or traded on an established automated over-the-counter trading market in the United States, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

However, notwithstanding the foregoing, a “Fundamental Change” will not be deemed to have occurred if in the cases described in clauses (i) or (iii) above, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Fundamental Change consists of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or American Depositary Shares or similar instruments for such Common Stock are so listed or approved for listing in the United States (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions all or a portion of the Securities become convertible into such capital stock, excluding cash payments for fractional shares.

“Fundamental Change Purchase Date” has the meaning set forth in Section 5.1(a).

“Fundamental Change Purchase Notice” has the meaning set forth in Section 5.1(c).

“Fundamental Change Purchase Price” has the meaning set forth in Section 5.1(a).

“Guarantors” means each of (1) the Company’s Subsidiaries party hereto on the date of this Indenture; and (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Global Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of, the Depositary or its nominee.

“Holder” means a person in whose name a Security, including any Global Security, is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent twelve-month period do not exceed $100,000; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“Indebtedness” means, with respect to any person,

(a)           all obligations, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such person required, in conformity with U.S. generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person; or (iv)

in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers’ acceptances;

(b)           all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject and as are reflected as debt on the balance sheet of such person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person’s legal liability;

(c)           all obligations of such person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

(d)           any indebtedness or other obligations described in clause (a), (b) or (c) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person; and

(e)           all obligations of others of the type described in clause (a), (b), (c) or (d) above assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase, contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Dividend Rate” has the meaning set forth in Section 12.3(d).

“Initial Purchasers” means Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, CIBC World Markets Corp., Jefferies & Company, Inc. and Ryan Beck & Co., Inc., as initial purchasers pursuant to the Purchase Agreement.

“Institutional Accredited Investor” means an institutional investor that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means, with respect to any Security, the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for Applicable Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Applicable Stock or in any options, contracts or future contracts relating to the Applicable Stock.

“Measurement Period” has the meaning set forth in Section 12.1(a).

“Offering Memorandum” means the final offering memorandum of the Company dated January 30, 2006 relating to the offering of the Securities.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, any Executive or Senior Vice President, the Treasurer, the Corporate Controller or the Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Section 15.4 and Section 15.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer and one other Officer.

“Opinion of Counsel” means a written opinion containing the information specified in Section 15.4 and Section 15.5, from legal counsel.  The counsel may be an employee of, or counsel to, the Company.

“Paying Agent” has the meaning set forth in Section 2.3.

“Payment Default” has the meaning set forth in Section 8.1(h).

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Public Acquirer Change of Control” means any event constituting a Fundamental Change that would otherwise obligate the Company to increase the Conversion Rate pursuant to Section 12.2(e) where the acquirer (or any entity that directly or indirectly owns a majority of the Voting Stock of the acquirer and fully and unconditionally guarantees the Securities) has a class of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”).

“Public Acquirer Common Stock” has the meaning assigned to it in the definition of Public Acquirer Change of Control.

“Public Notice” by the Company shall mean publication of a notice in a newspaper of general circulation in The City of New York or through such other public medium as the Company may use at that time and publication of such information on the Company’s corporate website.

“Purchase Agreement” means the Purchase Agreement, dated January 30, 2006, by and between the Company and the Initial Purchasers relating to the purchase and sale of the Securities.

“Purchase Date” has the meaning set forth in Section 4.1(a).

“Purchase Notice” has the meaning set forth in Section 4.1(c).

“Purchase Price” has the meaning set forth in Section 4.1(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning set forth in Section 12.3(g).

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” means when used with respect to any Security to be redeemed pursuant to any provision in this Indenture, the price at which it is to be redeemed pursuant to this Indenture and the Securities.

“Reference Property” has the meaning set forth in Section 12.4.

“Register” has the meaning set forth in Section 2.3.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated January 31, 2006, among the Company and the Initial Purchasers, as amended or supplemented from time to time.

“Responsible Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security” means a Restricted Certificated Security or a Restricted Global Security.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Securities” has the meaning set forth in the recitals to this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning set forth in Section 12.13(a).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Special Record Date” has the meaning set forth in Section 6.1.

“spin-off” has the meaning set forth in Section 12.3(c).

“Stated Maturity,” when used with respect to any Security, means February 1, 2026.

“Stock Price” means the price paid per share of Common Stock in a transaction to which Section 12.2(e) applies.  If holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the ten (10) consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change transaction.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Subsidiary Guarantee” has the meaning set forth in Section 13.1.

“TIA” means the U.S. Trust Indenture Act of 1939 as in effect on then date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Total Conversion Shares at Issuance” has the meaning set forth in Section 12.13(a).

“Trading Day” means a day during which (i) trading in Applicable Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for Applicable Stock is provided on the New York Stock Exchange or, if the Applicable Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Applicable Stock is then listed or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Applicable Stock is then traded.

“Trading Price” on any date of determination means the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for

$5,000,000 principal amount of Securities at approximately 3:30 p.m., Eastern Standard time, on such determination date from two independent nationally-recognized securities dealers selected by the Company, but if only one such bid can reasonably be obtained by the Bid Solicitation Agent, one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally-recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the market price of a Security will be determined by the Board of Directors based on a good faith estimate of fair value of the Securities.

“Transfer Certificate” has the meaning set forth in Section 2.12(e).

“Transfer Restricted Security” has the meaning set forth in Section 2.12(e).

“Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data) most nearly equal to the then remaining term to February 4, 2011; provided, however, that if the then remaining term to February 4, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yield are given, except that if the then remaining term to February 4, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used..

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of an entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.3             Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.4             Acts of Holders.

(a)           Any request, demand, authorization, agreement, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 15.2.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b)           The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority, if it so states.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The principal amount and certificate number of any Security and the record ownership of Securities shall be proved by the Register maintained by the Registrar for the Securities.

(d)           Any request, demand, authorization, agreement, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a Record Date is fixed, such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act may be given before or after such Record Date, but only the Holders of record at the close of business on such Record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.

ARTICLE II

THE SECURITIES

Section 2.1             Form and Dating.

(a)           The Securities shall be designated as the “2.00% Convertible Senior Notes due 2026” of the Company.  The aggregate principal amount of Securities initially issued is $300,000,000 (or $345,000,000 if the Initial Purchasers’ option to purchase additional Securities set forth in the Purchase Agreement is exercised in full) except as provided in Section 2.7.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

(b)           Restricted Global Securities.  All of the Securities are being initially offered and sold only to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  If any Securities are resold to an Institutional Accredited Investor, the Company shall duly execute and the Trustee shall duly authenticate and deliver, in accordance with Section 2.2, one or more additional Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof and in which beneficial interests may be held by Institutional Accredited Investors in accordance with the Applicable Procedures.  Subject to Section 2.1(a), the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.  Without limiting the generality of the foregoing, the aggregate principal amount of the Restricted Global Securities may be increased in order to reflect the issuance of Securities following the exercise by the Initial Purchasers of the option set forth in the Purchase Agreement to purchase additional Securities.

(c)           Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Securities.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act may exercise any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(d)           Certificated Securities.  Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2             Execution and Authentication.

The Securities shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Securities may be manual or facsimile.

A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall initially authenticate and deliver the Securities for original issuance in an aggregate principal amount of up to $300,000,000 (or $345,000,000 if the Initial Purchasers’ option to purchase additional Securities set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 15.4 and Section 15.5).

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

Section 2.3             Registrar, Paying Agent, and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for redemption, repurchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  Pursuant to Section 6.5, the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City.  The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 6.5.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee).  Each such agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.  The initial office of the Registrar, Paying Agent and Conversion Agent shall be the office of the Trustee that is located in the Borough of Manhattan, New York City, which office on the date hereof is 101 Barclay Street, New York, New York 10286.

Section 2.4             Paying Agent to Hold Assets in Trust.

Except as otherwise provided herein, prior to 10:00 a.m., Eastern Standard time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust.  Upon doing so, the Paying Agent shall have no further liability for the cash.

Section 2.5             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with § 312(a) of the TIA.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with § 312(a) of the TIA.

Section 2.6             Transfer and Exchange.

(a)           Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a properly completed assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate, Securities of a like aggregate principal amount at the Registrar’s request.  Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or (iii) any Securities surrendered for conversion (except, in the case of Securities to be converted in part, the portion thereof not to be converted).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)           Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security between or among Agent Members or other beneficial owners of interests in any Global Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7             Replacement Securities.

If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be requested by them to save each of them harmless, then, in the absence of any notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to ARTICLE III or repurchased by the Company pursuant to ARTICLE IV or ARTICLE V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8             Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.  If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

Subject to Section 2.12(f), a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.  Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.8 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not the Company, any other obligor on the Securities or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.   Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., Eastern Standard time, on a Redemption Date, a Purchase Date, a Fundamental Change Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay all amounts payable in respect of Securities on that date, then on such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest and Additional Interest, if any, on such Securities shall cease to accrue.

If a Security is converted in accordance with ARTICLE XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest and Additional Interest, if any, on such Security shall cease to accrue, provided that the Company fully performs its obligations under ARTICLE XII.

Section 2.9             Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Securities.

Section 2.10           Cancellation.

All Securities surrendered for payment, repurchase by the Company pursuant to ARTICLE IV or ARTICLE V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it or, if surrendered to the Trustee, shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE XII.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11           Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest and Additional Interest, if any, on, the Security, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12           Additional Transfer and Exchange Requirements.

(a)           Transfer and Exchange of Global Securities.

(i)            Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary that the Securities be reissued as Certificated Securities.  In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor.  Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities.  Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered.  Such exchange shall be effected in accordance with the Applicable Procedures.

(ii)           Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)           Transfer and Exchange of Certificated Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x)            to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y)           to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall, subject to the second paragraph of Section 2.6(a), register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a); and

(ii)           in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)          if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(B)           if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in compliance with Rule 144A, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (if available) or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C)           if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit C), an opinion of counsel if required by, and in form reasonably acceptable to, the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate).

(c)           Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security.  Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security.  Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

(ii)           if such beneficial interest is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate),

the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount.  Such transfer shall otherwise be effected in accordance with the Applicable Procedures.  If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)           Transfers of Certificated Securities for Beneficial Interests in Global Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.  Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)            to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y)           to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests shall be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1)           shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a);

(2)           in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security,

such request shall be accompanied by the following additional information and documents, as applicable:

(i)            if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii)           if such Restricted Certificated Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(3)           in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in compliance with Rule 144A or, in the case of a transfer to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), by a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit C), an Opinion of Counsel if required by, and in form reasonably acceptable to, the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); and

(4)           in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

(e)           Legends.

(1)           Except as permitted by the following paragraphs (2), (3) and (4), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A (each a “Transfer Restricted Security”), for so long as it is required by this Indenture to bear such legend.  Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 4 to Exhibit A attached hereto.

(2)           Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144 or (y) pursuant to an effective registration statement under the Securities Act:

(i)            in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; and

(ii)           in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii).

(3)           Upon the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company shall remove any restriction of transfer on such Security (or Applicable Stock, as the case may be), and the Company shall execute, and the Trustee shall authenticate and deliver Securities (or Applicable Stock, as the case may be) that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4)           Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, a transfer of the Securities pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act or the transfer of the Applicable Stock pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Applicable Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit D attached hereto.

(f)            Transfers to the Company.  Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.  Any Securities repurchased by the Company or any of its Subsidiaries shall be surrendered to the Trustee for cancellation and in no event may the Company reissue or resell Securities acquired by it or any of its Subsidiaries, regardless of whether Securities were acquired by redemption, repurchase or otherwise.

(g)           Amendments to Rule 144(k).  Notwithstanding any other provision in this Indenture, if Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references to “two years” in the restrictive legend of each Transfer Restricted Security (or Applicable Stock, as the case may be) shall be deemed to refer to such shorter period from and after receipt by the Trustee of the documents described in Section 2.12(c) or Section 2.12(d)(2) from the Company or from a Holder of a Transfer Restricted Security (or Applicable Stock, as the case may be); provided that a Transfer Restricted Security (or Applicable Stock, as the case may be) shall not be deemed to refer to such shorter period if to do so would be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time.  As soon as practicable after a Responsible Officer of the Company receives notice of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless causing the Transfer Restricted Securities (or Applicable Stock, as the case may be) to refer to such shorter period would otherwise be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time, the Company shall provide to the Trustee the documents described in Section 2.12(d)(2) respecting the effectiveness of such amendment.

Section 2.13           CUSIP Numbers.

The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.1             The Company’s Right to Redeem; Make-Whole Premium; Notice to Trustee.

(a)           On or after February 1, 2009 and prior to February 4, 2011, subject to the terms and conditions of this ARTICLE III, the Company may, at its option, redeem for cash all or a portion of the Securities at any time, if the Closing Sale Price of Common Stock has exceeded 130% of the Conversion Price for at least twenty (20) Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the mailing of the notice of redemption, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) up to but not including the Redemption Date.  If the Company redeems Securities under this paragraph (a) after February 1, 2009 and prior to February 4, 2011, the Company will make the “make-whole” premium described in paragraph (c) below.

(b)           On or after February 4, 2011, subject to the terms and conditions of this ARTICLE III, the Company may, at its option, redeem for cash all or a portion of the Securities at any time at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to but not including the Redemption Date.

(c)           If the Company redeems the Securities as described in clause (a) above, the Company will pay a “make-whole” premium in cash equal to the present value of all remaining scheduled payments of interest on the Securities to be redeemed through and including February 4, 2011.  The present value of the remaining interest payments will be computed using a discount rate equal to the Treasury Yield.

(d)           In the event that the Company elects to redeem Securities on a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest (including, (A) in the case of clause (a) above, Additional Interest, if any, and (B) in the case of clause (b) above, Contingent Interest and Additional Interest, if any), on such Interest Payment Date to the record Holder on the relevant Record Date.

(e)           If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.  If the Company determines to provide the notice through the Trustee, the Company shall give this notice to the Trustee by a Company Order at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2             Selection of Securities to Be Redeemed.

If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis or by another method the Trustee considers fair and appropriate.  The Trustee shall make the selection within five (5) Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., Eastern Standard time, on the second Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption and the Trustee shall select additional Securities to be redeemed in the manner provided in the first paragraph of this Section 3.2 in an amount equal to the Securities that would have been redeemed but for their conversion prior to the termination of their conversion right.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3             Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice of redemption shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           the Conversion Rate;

(d)           the name and address of the Paying Agent and Conversion Agent;

(e)           that Securities called for redemption may be converted at any time prior to 5:00 p.m., Eastern Standard time, on the second Business Day preceding the Redemption Date;

(f)            that Holders who want to convert their Securities must satisfy the requirements set forth in ARTICLE XII;

(g)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h)           if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(i)            that, unless the Company defaults in making payment of such Redemption Price and interest (including Contingent Interest and Additional Interest, if any), on Securities called for redemption shall cease to accrue on and after the Redemption Date and that all other rights of Holders will terminate;

(j)            the CUSIP number(s) of the Securities; and

(k)           any other information the Company wants to present.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least five (5) Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

Section 3.4             Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

Section 3.5             Deposit of Redemption Price.

Prior to 10:00 a.m., Eastern Standard time, on the applicable Redemption Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any), on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

Section 3.6             Securities Redeemed in Part.

Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

With respect to any Global Security which is to be redeemed only in part, promptly after the Redemption Date the Trustee may make a notation upon such Global Security to reduce the principal amount of the Global Security by the amount of Securities redeemed in part.

Section 3.7             Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

Section 3.8             No Sinking Fund.

The Securities shall not have a sinking fund.

ARTICLE IV

PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES

Section 4.1             Optional Put.

(a)           Subject to the provisions of this ARTICLE IV, each Holder shall have the right, at the Holder’s option, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 4.1, on each of February 1, 2011, February 1, 2016 and February 1, 2021 (each a “Purchase Date”).  The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the principal amount plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Purchase Date (the “Purchase Price”).  In the event that a Purchase Date is a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest and Additional Interest, if any, to the holder of the repurchased Security and not the Holder on the Record Date.

(b)           On or before the 22nd Business Day prior to each Purchase Date, the Company shall mail a written notice of the purchase right by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as a Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and shall cause such notice to be mailed to beneficial owners to the extent required by applicable law.  The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i)            the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 4.1;

(ii)           the Purchase Date;

(iii)          the Purchase Price;

(iv)          the name and address of the Paying Agent and the Conversion Agent;

(v)           briefly, the conversion rights of the Securities, if any, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Securities;

(vi)          the Conversion Rate and any adjustments thereto;

(vii)         that the Securities as to which a Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to ARTICLE XII of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii)        that the Securities must be surrendered to the Paying Agent to collect payment;

(ix)           that the Purchase Price for any Securities as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Securities as described in Section 4.1(b)(viii);

(x)            the procedures the Holder must follow to exercise its rights under this Section 4.1 and a brief description of such rights;

(xi)           the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

(xii)          that, unless the Company defaults in making payment of such Purchase Price, interest (including Contingent Interest or Additional Interest, if any), on Securities surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

(xiii)         the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the notice of purchase right in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

Simultaneously with delivering the written notice pursuant to this Section 4.1(b), the Company shall make a Public Notice containing all information specified in such written notice.

(c)           A Holder may exercise its rights specified in Section 4.1(a) upon delivery of a written notice (which, in the case of Certificated Securities, shall be in substantially the form included on the reverse side of the Securities entitled “Option of Holder to Elect Purchase” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, shall be a notice delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Purchase Notice”) to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until 5:00 p.m., Eastern Standard time, on the second Business Day prior to such Purchase Date.

The Purchase Notice delivered by a Holder shall state (i) the relevant Purchase Date, (ii) if certificated Securities have been issued, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the applicable Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof.  Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 4.1 through Section 4.7 also apply to the purchase of such portion of such Security.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 4.2             Effect of Purchase Notice; Withdrawal of Purchase Notice.

(a)           Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Security.  Such Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Purchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c).  Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

(b)           A Purchase Notice may be withdrawn by means of a written notice (which, in the case of Certificated Securities, may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately prior to the Purchase Date, specifying (a) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (b) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (c) the principal amount, if any, which remains subject to the Purchase Notice.  If a Purchase Notice has been properly withdrawn pursuant to this Section 4.2(b) prior to the Purchase Date, the Company shall not be obligated to purchase those Securities so identified in such notice of withdrawal.

Section 4.3             Deposit of Purchase Price.

Prior to 10:00 a.m., Eastern Standard time, on the Business Day following the applicable Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of such Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Purchase Date (or such date specified in the preceding paragraph), cash sufficient to pay the Purchase Price of any Securities for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Purchase Date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent), and all other rights of the Holders will terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Securities).

The Company shall make a Public Notice of the aggregate principal amount of Securities purchased on the applicable Purchase Date on such date or as soon as practicable thereafter.

Section 4.4             Securities Purchased in Part.

Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and promptly after the applicable Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

With respect to any Global Security which is to be purchased only in part, promptly after the applicable Purchase Date the Trustee may make a notation upon such Global Security to reduce the principal amount of the Global Security by the amount of Securities purchased in part.

Section 4.5             Covenant to Comply With Securities Laws Upon Purchase of Securities.

When complying with the provisions of ARTICLE IV, and subject to any exemptions available under applicable law as determined by the Company at such time, the Company shall:

(a)           if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

(b)           otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE IV to be exercised in the time and in the manner specified therein.

Section 4.6             Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the applicable Purchase Date, then, promptly after such Purchase Date, the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.

Section 4.7             No Purchase Upon Event of Default.

There shall be no purchase of any Securities pursuant to this ARTICLE IV if there has occurred (prior to, on or after, as the case may be, the giving by each of the Holders of such Securities of the required Purchase Notice but, in any event, prior to the applicable Purchase Date) and is continuing, as of such Purchase Date, an Event of Default (other than a default that is cured by the payment of the Purchase Price with respect to such Securities).  The Paying Agent shall promptly return to the respective Holders thereof any Securities (a) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price with respect to such Securities), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE V

PURCHASE AT THE OPTION OF HOLDERS
UPON A FUNDAMENTAL CHANGE

Section 5.1             Fundamental Change Put.

(a)           In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder’s option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the “Fundamental Change Purchase Date”) that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law).  The Company shall be required to purchase such Securities at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”).  In the event that a Fundamental Change Purchase Date is a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest and Additional Interest, if any, to the holder of the repurchased Security and not the Holder on the Record Date.

(b)           No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law.  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i)            the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(ii)           the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

(iii)          the Fundamental Change Purchase Date;

(iv)          the Fundamental Change Purchase Price;

(v)           the name and address of the Paying Agent and Conversion Agent;

(vi)          briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Securities;

(vii)         the Conversion Rate and any adjustment to the Conversion Rate, temporary or permanent, that will result from the Fundamental Change;

(viii)        that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to ARTICLE XII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)           that the Securities must be surrendered to the Paying Agent to collect payment;

(x)            that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in Section 5.1(b)(ix);

(xi)           the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

(xii)          the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(xiii)         that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)        the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the notice of purchase right in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

Simultaneously with delivering the written notice pursuant to this Section 5.1(b), the Company shall issue a press release containing all information specified in such written notice through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) and publish such information on its corporate website or through another public medium as it may use at that time.

(c)           A Holder may exercise its rights specified in clause (a) of this Section 5.1 upon delivery of a written notice (which, in the case of Certificated Securities, shall be in substantially the form included on the reverse side of the Securities entitled “Option of Holder to Elect Purchase” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or before the 20th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

The Fundamental Change Purchase Notice delivered by a Holder shall state (i) if Certificated Securities have been issued, the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (ii) the portion of the principal amount of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased by the Company pursuant to the terms and conditions specified in the Securities and this Indenture.

Delivery of a Security (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d)           Notwithstanding the foregoing provisions of this Section 5.1, the Company shall not be required to issue a Fundamental Change Purchase Notice upon a Fundamental Change if a third party (i) issues a Fundamental Change Purchase Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 5.1(b) applicable to a Fundamental Change Purchase Notice made by the Company and otherwise complies with the provisions of this ARTICLE V as if it were the Company, and (ii) purchases and pays for all Securities validly tendered and not withdrawn pursuant to such Fundamental Change Purchase Notice.

Section 5.2             Effect of Fundamental Change Purchase Notice; Withdrawal of Fundamental Change Purchase Notice.

(a)           Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 5.1(c) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c).  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

(b)           A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which, in the case of Certificated Securities, may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately prior to the Fundamental Change Purchase Date (or such later time as may be required by applicable law), specifying (i) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with Applicable Procedures, and (iii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice.  If a Fundamental Change Purchase Notice has been properly withdrawn pursuant to this Section 5.2(b) prior to the Fundamental Change Purchase Date, the Company shall not be obligated to purchase those Securities so identified in such notice of withdrawal.

Section 5.3             Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., Eastern Standard time, on the applicable Fundamental Change Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest and Additional Interest, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities).

The Company shall make a Public Notice of the aggregate principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 5.4             Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

With respect to any Global Security which is to be purchased only in part, promptly after the applicable Fundamental Change Purchase Date the Trustee may make a notation upon such Global Security to reduce the principal amount of the Global Security by the amount of Securities purchased in part.

Section 5.5             Covenant to Comply With Securities Laws Upon Purchase of Securities.

When complying with the provisions of this ARTICLE V, and subject to any exemptions available under applicable law as determined by the Company at such time, the Company shall:

(a)           if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

(b)           otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE V to be exercised in the time and in the manner specified therein.

Section 5.6             Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE VI

COVENANTS

Section 6.1             Payment of Securities.

The Company shall pay interest (including Contingent Interest, if any) on the Securities as provided in the Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Principal, Redemption Price, Purchase Price and Fundamental Change Purchase Price and accrued and unpaid interest (including Contingent Interest, if any) shall be considered paid on the applicable date due if by 10:00 a.m., Eastern Standard time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.  The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (including Contingent Interest, if any) at the rate borne by the Securities per annum.  In addition, pursuant to the Registration Rights Agreement, the Company shall pay Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities and this Indenture, including as set forth in Section 6.9 hereof.

Payment of the principal of and interest (including Contingent Interest, if any) on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Subject to Section 4.1 and Section 5.1, the Company shall pay interest (including Contingent Interest, if any) on the Securities to the Person in whose name the Securities are registered at the close of business on the Record Date next preceding the corresponding Interest Payment Date.  Any such interest (including Contingent Interest, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a special record date (“Special Record Date”) for the payment of such defaulted interest (including Contingent Interest, if any) to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

The Holder must surrender the Securities to the Paying Agent to collect payment of principal.  Payment of cash interest (including Contingent Interest, if any) on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of cash interest (including Contingent Interest, if any) on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder if requested in writing at least 10 Business Days prior to the relevant Interest Payment Date and otherwise by check mailed as aforesaid.  Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  At the Stated Maturity, interest (including

Contingent Interest and Additional Interest, if any) on Certificated Securities will be payable at the office or agency of the Company described in Section 6.5 herein.

Section 6.2             SEC and Other Reports to the Trustee.

(a)           The Company shall ensure delivery to the Trustee within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA § 314(a).  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA § 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).  The Trustee shall have no duty or responsibility to review such reports, information or documents.  In the event that the Company shall provide the Trustee with any such report and shall not have filed such report on EDGAR, the Trustee shall promptly mail copies of such reports to each Holder (other than reports provided solely pursuant to TIA § 314(a)).

(b)           The Company intends to file the reports referred to in Section 6.2(a) with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Company shall notify the Trustee in the manner prescribed herein of each such filing.  The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed.  Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 6.2(a) and TIA § 314(a).  The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.  Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this Section 6.2(b) and with TIA § 314(a).  The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

Section 6.3             Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in compliance with all conditions and covenants under this Indenture.

Section 6.4             Further Instruments and Acts.

Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5             Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of the Trustee located at 101 Barclay Street, New York, New York 10286 shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

Section 6.6             Delivery of Information Required Under Rule 144A.

Prior to the expiration of the holding period applicable to sales of the Securities (and the shares of Common Stock issued upon conversion thereof) under Rule 144(k) of the Securities Act (or any successor provision), upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

Section 6.7             Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of the Securities, or any interest (including Contingent Interest and Additional Interest, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.8             Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

Section 6.9             Additional Interest.

The Company shall pay Additional Interest, if any, on the Securities as required by the Registration Rights Agreement and as provided in the Securities and this Indenture.  The Company shall promptly make all payments of Additional Interest in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Additional Interest, if any, shall be considered paid on the applicable date due if either (a) by 11:00 a.m., Eastern Standard time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due or (b) on such date, any Holder to whom Additional Interest is owed has received a check in an amount sufficient to pay all such amounts then due.  The Company shall, to the fullest extent permitted by law, pay interest on overdue Additional Interest, if any, at the rate borne by the Securities per annum.

Payment of Additional Interest, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Subject to Section 4.1 and Section 5.1, the Company shall pay Additional Interest, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Additional Interest Payment Date”) solely to Holders to whom such Additional Interest is owed pursuant to the Registration Rights Agreement.  Payment of Additional Interest, if any, will be made, at the Company’s option, either (a) by check mailed to the Holders at their addresses set forth on the Election and Notice (as defined in the Registration Rights Agreement) delivered to the Company in accordance with the provisions of the Registration Rights Agreement or (b)

pursuant to the applicable procedures of DTC.  Any such Additional Interest, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to such Holder on such Additional Interest Payment Date and may be paid (a) by check mailed to Holders entitled to receive Additional Interest to their addresses set forth in the Election and Questionnaire, (b) to the Person in whose name the Securities are registered at the close of business on a special record date for the payment of such defaulted Additional Interest, if any, to be fixed by the Trustee, notice whereof to be given to such Holders not less than 10 days prior to such special record date or (c) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 6.10           Additional Subsidiary Guarantees.

If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture in substantially the form attached hereto as Exhibit E and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 45 Business Days of the date on which it was acquired or created, provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary, and provided further that any Domestic Subsidiary that is not directly or indirectly wholly-owned by the Company or a Guarantor need not become a Guarantor unless (a) such Domestic Subsidiary guarantees any other Indebtedness of the Company or a Subsidiary or (b) such Domestic Subsidiary, directly or indirectly, creates, incurs, assumes, guarantees or otherwise becomes directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness, other than Indebtedness owed to the Company or a Subsidiary.  The form of such Subsidiary Guarantee is attached as Exhibit B hereto.

Section 6.11           Contingent Debt Tax Treatment.

The Company agrees, and, by acceptance of a Security, each beneficial holder of a Security will be deemed to have agreed, for U.S. federal income tax purposes, that (i) the Securities are contingent payment debt instruments as defined in Treasury Regulations Section 1.1275-4(b), (ii) each beneficial holder shall be bound by the Company’s application of the Treasury Regulations to the Securities, including the Company’s determination that the rate at which interest will be deemed to accrue on the Securities for U.S. federal income tax purposes will be 7.375% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Securities, (iii) each beneficial holder shall use the projected payment schedule with respect to the Securities determined by the Company, as required by Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each beneficial holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

ARTICLE VII

SUCCESSOR CORPORATION

Section 7.1             When Company May Merge or Transfer Assets.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a)           either (i) the Company is the surviving corporation or (ii) the resulting, surviving or transferee Person is organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(b)           such Person assumes all of the Company’s obligations under the Securities, this Indenture and the Registration Rights Agreement under a supplemental indenture in a form reasonably satisfactory to the Trustee;

(c)           immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the Company, together with the assets of all of the other Subsidiaries of the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and any obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement.  Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.1             Events of Default.

So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(a)           the failure by the Company to pay the principal of or premium, if any, on any Security when the same becomes due and payable as therein provided or as provided in this Indenture;

(b)           the failure by the Company to pay any accrued and unpaid interest or Additional Interest, if any, on any Security, in each case, when due and payable, and such default shall continue for a period of 30 days;

(c)           the failure by the Company to convert any portion of any Security following the exercise by the Holder of the right to convert such Security into cash or a combination of cash and Common Stock pursuant to and in accordance with ARTICLE XII;

(d)           the failure by the Company to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with ARTICLE III;

(e)           the failure by the Company to provide notice in the event of a Fundamental Change in accordance with Section 5.1(b);

(f)            the failure by the Company to purchase any Security, or any portion thereof, in accordance with ARTICLE IV or ARTICLE V, upon the exercise by the Holder of such Holder’s right to require the Company to purchase such Securities pursuant thereto;

(g)           the failure by the Company to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture (other than a term, covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with) for a period of 60 days after written notice of such failure has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(h)           there shall have occurred a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Subsidiary Guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such Default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to the stated maturity thereof (without such acceleration being rescinded or annulled), and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has bee a Payment Default or the stated maturity of which has been so accelerated, aggregates $35,000,000 or more;

(i)            there shall be a failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(j)            the Company or any Significant Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors;

(v)           files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)          consents to the filing of such petition or the appointment of or taking possession by a Custodian;

(k)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

(ii)           appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of either; or

(iii)          orders the winding up or liquidation of the Company or any Significant Subsidiary,

and the order of decree remains unstayed and in effect for 60 days; and

(l)            except as permitted by this Indenture, any guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its guarantee.

Section 8.2             Acceleration.

If an Event of Default (other than an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to the Company) occurs and is continuing (including an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to one or more Significant Subsidiaries), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on, all the Securities to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.

If an Event of Default specified in Section 8.1(j) or Section 8.1(k) occurs and is continuing, the principal of, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on, all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 8.3             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal plus accrued and unpaid interest (including Contingent Interests and Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 8.4             Waiver of Past Defaults; Rescission of Acceleration.

The Holders of a majority in aggregate principal amount of the Securities then outstanding so accelerated in accordance with Section 8.2 by written notice to the Trustee may, on behalf of the Holders of all such Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) or premium on, or the principal, Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security, or in respect of a failure to convert any Security into Common Stock (or cash or a combination of cash and Common Stock) as required, or in respect of a covenant or provision hereunder that cannot be modified or amended without the consent of the

Holder of each Security outstanding.  Notwithstanding anything to the contrary in this Section 8.4, with respect to a Default in the payment of Additional Interest only, any Holder to whom such Additional Interest was due and payable may rescind an acceleration or waive such existing Default as it relates to such Holder.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 8.4 shall be in lieu of § 316(a)1(B) of the TIA and such § 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA

Section 8.5             Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.  This Section 8.5 shall be in lieu of § 316(a)1(A) of the TIA and such § 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.6             Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any), interest or Additional Interest (if any) when due, no Holder of Securities may pursue any remedy with respect to this Indenture or such Securities unless:

(a)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)           Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(c)           such Holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(d)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)           Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 8.7             Rights of Holders to Receive Payment or to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest and Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with ARTICLE XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

Section 8.8             Collection Suit by Trustee.

If an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(f) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

Section 8.9             Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest and Additional Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest and Additional Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10           Priorities.

If the Trustee collects any money pursuant to this ARTICLE VIII, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 9.7;

SECOND:  to Holders for amounts due and unpaid on the Securities for the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 8.10.  At least 10 days prior to such Record Date, the Trustee shall mail to each Holder and the Company a notice that states the Record Date, the payment date and the amount to be paid.

Section 8.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.  This Section 8.11 shall be in lieu of § 315(e) of the TIA and such § 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE IX

TRUSTEE

Section 9.1             Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates specifically required by any provision herein to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 9.1;

(ii)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 9.1.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.2             Rights of Trustee.  (a)  The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trustee Office of the Trustee, and such notice references the Securities and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 9.3             Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 9.10 and 9.11 hereof.

Section 9.4             Trustee’s Disclaimer.  The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 9.5             Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of and premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 9.6             Reports by Trustee to Holders of the Securities.  (a)  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee will mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Securities will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 9.7             Compensation and Indemnity.  (a)  The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 9.7) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense as shall be determined to have been caused by its own negligence or willful misconduct.  The Trustee, upon a Responsible Officer receiving written notice thereof, will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 9.7 will survive the satisfaction and discharge of this Indenture.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 9.7, the Trustee will have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 9.8             Replacement of Trustee.  (a)  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 9.8.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 9.10 hereof;

(ii)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)          a custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 9.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 9.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 hereof will continue for the benefit of the retiring Trustee.

Section 9.9                                      Successor Trustee by Merger, etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 9.10                                Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 9.11                                Preferential Collection of Claims Against Company.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE X

DISCHARGE OF INDENTURE

Section 10.1                                Discharge of Liability on Securities.

When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding

Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, Purchase Date or Fundamental Change Purchase Date, or upon conversion) and the Company irrevocably deposits with the Paying Agent or Conversion Agent cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) and any Applicable Stock or other property deliverable in respect of converted Securities, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7 and subject to the satisfaction of the obligation to make payments due and satisfaction of any obligations of the Company under ARTICLE XII to effect settlement upon conversion of the Securities, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 10.2                                Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 10.3, all monies and other property deposited with the Trustee pursuant to Section 10.1 shall be held in trust for the sole benefit of the Holders.  Such deposited monies and other property shall be applied by the Trustee to the payment, either directly or through any paying agent, to the Holders of the particular Securities for the payment of which such monies and other property have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Contingent Interest and Additional Interest, if any).

Section 10.3                                Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE XI

AMENDMENTS

Section 11.1                                Without Consent of Holders of Securities.

The Indenture (including the terms and conditions of the Securities and the Subsidiary Guarantees) may be modified or amended by the Company and the Trustee, without the consent of the Holder of any Security, to:

(a)                                  add to the covenants of the Company for the benefit of the Holders of Securities;

(b)                                 surrender any right or power conferred upon the Company;

(c)                                  provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(d)                                 provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Securities and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable, pursuant to ARTICLE VII;

(e)                                  increase the Conversion Rate or the interest rate on Securities;

(f)                                    comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)                                 make any changes or modifications necessary in connection with the registration of the Common Stock to be issued upon conversion under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not, in the good faith opinion of the Board of Directors, materially adversely affect the interests of the Holders of the Securities, taken as a whole;

(h)                                 evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(i)                                     add additional guarantees with respect to the Securities or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(j)                                     cure any ambiguity, mistake, defect or inconsistency;

(k)                                  provide for uncertificated Securities in addition to or in place of certificated Securities;

(l)                                     make any change that would provide any additional rights or benefits to the Holders of Securities or that does not materially adversely affect the legal rights hereunder of any such Holder as determined by the Board of Directors;

(m)                               conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Securities;

(n)                                 evidence the succession of another person to the Company upon the Securities, and the assumption by any such successor of the Company’s covenants hereunder and in the Securities, in each case in compliance with the provisions of this Indenture;

(o)                                 provide the Holders of Securities with additional rights to require the Company to purchase the Securities on additional Purchase Dates; or

(p)                                 add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

Section 11.2                                With Consent of Holders of Securities.

Except as provided below in this Section 11.2, this Indenture or the Securities issued thereunder or the related Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable Securities), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities issued hereunder or related Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding related Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 11.2 may not:

(a)                                  reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)                                 change the maturity of any Security or the payment date of any installment of interest or Additional Interest, if any, payable on any Security;

(c)                                  reduce the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price of or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants described under ARTICLE IV);

(d)                                 change the currency of payment of principal, Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or interest (including Additional Interest, if any) on, any Security;

(e)                                  release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(f)                                    impair or adversely affect the manner of calculation or rate of accrual of interest (including Additional Interest, if any) on any Security;

(g)                                 impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(h)                                 modify the Company’s obligation to maintain a Paying Agent in New York City;

(i)                                     impair or adversely affect the conversion rights of the Holders of the Securities provided in ARTICLE XII or the purchase rights as provided in ARTICLE IV or V;

(j)                                     change the percentage in aggregate principal amount of Securities outstanding necessary to accelerate the Securities, rescind acceleration of the Securities or waive past Defaults; or

(k)                                  make any change in the amendment and waiver provisions under Section 8.4(a) or Section 8.4(b).

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  However, the failure to give such notice to all Holders of Securities, or any defect therein, will not impair or affect the validity of the amendment.

Section 11.3                                Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 11.4                                Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 11.5                                Notation on or Exchange of Securities.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 11.6                                Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this ARTICLE XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall receive, and

(subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 11.7                                Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.8                                Waiver.

The Holders of a majority in aggregate principal amount of Securities outstanding may waive compliance with certain provisions of this Indenture relating to the Securities, unless (1) the Company fails to pay principal of or interest (including Additional Interest, if any) on any Security when due and such failure be continuing at such time, (2) the Company fails to convert any Security into cash and common stock as required by this Indenture and such failure be continuing at such time or (3) the Company fails to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Security to modify or amend and such failure be continuing at such time.

Any Securities held by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) for purposes of determining whether the Holders of a majority in aggregate principal amount of the outstanding Securities have consented to a modification, amendment or waiver of the terms of this Indenture.

ARTICLE XII

CONVERSION

Section 12.1                                Conversion Right.

(a)                                  Subject to and upon compliance with the provisions of this Indenture, prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately preceding the Stated Maturity, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 of the principal amount or an integral multiple thereof) of such Security into cash and a number of shares of Common Stock, if any, at the Conversion Rate in effect at such time under the circumstances described in this Section 12.1 and in the manner provided in Section 12.2.  The Securities shall be convertible only during the following periods upon the occurrence of one of the following events:

(i)                                     on or prior to February 1, 2010:

(A)                              during the five consecutive Business Day period following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities (as determined following a request by a Holder in accordance with the procedures described below) for each Trading Day of such Measurement Period was less than 103% of the Conversion Value on such day;

(B)                                as provided in Section 12.1(b); or

(C)                                at any time prior to 5:00 p.m., Eastern Standard time, on the second Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to ARTICLE III;

(ii)                                  after February 1, 2010:

(A)                              during any calendar quarter of the Company (and only during such calendar quarter) commencing after December 31, 2009, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is greater than or equal to 110% of the Conversion Price in effect on such last Trading Day of such preceding calendar quarter;

(B)                                on or after February 1, 2025;

(C)                                during the Measurement Period in which the Trading Price per $1,000 principal amount of Securities (as determined following a request by a Holder in accordance with the procedures described below) for each Trading Day of such Measurement Period was less than 98% of the Conversion Value on such day;

(D)                               as provided in Section 12.1(b); or

(E)                                 at any time prior to 5:00 p.m., Eastern Standard time, on the second Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to ARTICLE III.

The Company’s obligations in respect of conversion of the Securities as provided above are referred to as the “Conversion Obligation”.

The Company shall determine whether the Securities shall be convertible as a result of the occurrence of an event specified in clauses (i) and (ii) above and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee notice thereof and make Public Notice to the Holders thereof; provided that if the Securities shall be convertible as a result of the occurrence of any event specified in clause (ii)(A) above and such condition has been satisfied for two consecutive calendar quarters, the Company may deliver notice of the continued convertibility of the Securities to the Holders by publication of such information on its corporate website.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

In connection with any conversion upon satisfaction of clause (i)(A) or clause (ii)(C) of this Section 12.1(a), the Trading Price of the Securities on any date of determination shall be as determined in the definition thereof, except that if the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 103% (or 98% after February 1, 2010) of the Conversion Value on such determination date.  The Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 103% (or 98% after February 1, 2010) of the Conversion Value on such determination date, at which time, the Company shall instruct the Trustee to determine the Trading Price of the Security beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 103% (or 98% after February 1, 2010) of the Conversion Value

(b)                                 (i)                                     In the event that:

(A)                              the Company distributes to all or substantially all holders of the Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the Record Date for such distribution, Common Stock at a price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution; or

(B)                                the Company distributes to all or substantially all holders of its Common Stock, assets (including cash), debt securities or rights or warrants to purchase its securities, which distribution has a Fair Market Value, as determined by the Board of Directors, per share of Common Stock exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution, then, in each case, the Holders may surrender their Securities for conversion at any time on and after the date that the Company gives notice, including by making a Public Notice, to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such distribution until 5:00 p.m., Eastern Standard time, on the earlier of the Trading Day immediately preceding the Ex-Dividend Date and the date the Company announces that such distribution shall not take place.

(ii)                                  In the event that:

(A)                              a Fundamental Change as set forth in clause (i) of the definition thereof occurs;

(B)                                a Fundamental Change as set forth in clause (iii) of the definition thereof occurs pursuant to which Common Stock would be converted into cash, securities and/or other property; or

(C)                                a Fundamental Change as set forth in clause (v) of the definition thereof occurs,

in each case, a Holder may surrender Securities for conversion at any time from and after the date which is 25 Trading Days prior to the date the Company announces by Public Notice as the anticipated Effective Date of such transaction until and including the date which is 25 Trading Days after the actual Effective Date of such transaction (or the Fundamental Change Purchase Date, if applicable).  In addition, at the effective time of such transaction, a Holder’s right to convert its Securities into cash and shares of Common Stock, if any, will be changed into a right to convert the Securities into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted the Securities immediately prior to the transaction, except to the extent provided otherwise as described in Section 12.12.

The Company will notify Holders and the Trustee at the same time it publicly announces any Fundamental Change described in clause (iii) or clause (v) of the definition of Fundamental Change (but in no event less than 10 days prior to the Effective Date of such transaction).  The Company will notify Holders and the Trustee of any Fundamental Change described in clause (i) of the definition of Fundamental Change within three Business Days of the date of the filing causing such Fundamental Change.

(c)                                  Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder’s right to require the Company to repurchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

(d)                                 A Holder of Securities shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this ARTICLE XII.

Section 12.2                                Conversion Procedures; Conversion Rate; Fractional Shares.

(a)                                  Subject to Section 12.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

The Conversion Agent shall promptly notify the Company when it receives a Conversion Notice.  Pursuant to Section 12.13, the Company shall determine the amount of cash and the number of shares of Common Stock, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Securities covered by that Conversion Notice.  The cash and, if applicable, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered by the Company to such Holder, once all of the other requirements have been satisfied by such Holder in accordance with Section 12.13.  Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

Except as described in Section 12.9, the Company will not make any payment or other adjustment for accrued and unpaid interest or Additional Interest, if any, on any Securities when they are converted. The Company’s delivery to the Holder of cash, or a combination of cash and Common Stock, as provided in Section 12.13, together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal of the Security and to satisfy its obligation to pay accrued and unpaid interest and Additional Interest, if any, through the conversion date. As a result, accrued interest and Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited.

If a Holder has exercised its right to require the Company to repurchase its Securities pursuant to ARTICLE IV or ARTICLE V and has not withdrawn its Purchase Notice or Fundamental Change Purchase Notice, such Holder’s conversion rights on the Securities so subject to repurchase shall expire at 5:00 p.m., Eastern Standard time, on the Business Day immediately preceding the Purchase Date or Fundamental Change Purchase Date, as the case may be.  Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder’s right to require the Company to repurchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

(b)                                 Before any Holder shall be entitled to convert any Security into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the “Conversion Notice”), manually signed by such Holder, that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Securities, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security.  The Company shall not be required to issue Common Stock upon conversion of any such

Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

(c)                                  A Security shall be deemed to have been converted immediately prior to 5:00 p.m., Eastern Standard time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied, and the person or persons entitled to receive any Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., Eastern Standard time, on such date.

(d)                                 In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

(e)                                  If and only to the extent a holder elects to convert Securities “in connection with” (as set forth below) a Fundamental Change described in clause (i) or (iii) of the definition of Fundamental Change that occurs on or prior to February 1, 2011 pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, the Conversion Rate applicable to such Holder’s conversion will be adjusted by including in the Conversion Rate per $1,000 principal amount of Securities an additional number of shares of Common Stock per $1,000 principal amount of Securities (the “Additional Shares”) as described below; provided, however, that if the Stock Price paid in consideration with such transaction is greater than $150.00 or less than $49.75 (subject in each case to adjustment as described below), no adjustment to the Conversion Rate for Additional Shares shall be made.  Any conversion at any time from and after the date which is on or subsequent to the Effective Date of the transaction constituting a Fundamental Change until and including the date which is 25 days after the actual Effective Date of such transaction (or, if such transaction also results in Holders having a right to require the Company to repurchase their Securities pursuant to Section 5.1, until the Fundamental Change Purchase Date) shall be deemed to be “in connection with” such Fundamental Change.

The number of Additional Shares included in the Conversion Rate in connection with the conversion of Securities as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule I hereto, based on the Effective Date of such transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Date, as applicable, based on a 365-day year.  If holders of the Common Stock receive only cash in such Fundamental Change transaction, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Common Stock on the 10 consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change transaction.  The “Effective Date” with respect to a Fundamental Change transaction means the date on which such Fundamental Change becomes effective.

The Stock Prices set forth in the first row of the table in Schedule I hereto (i.e., the column headers) will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 12.3.  The adjusted Stock Prices will equal the product of the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 12.3.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 20.1005 per $1,000 principal amount of Securities, subject to adjustment in the same manner and for the same events as the Conversion Rate as set forth in Section 12.3.

Section 12.3                                Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows (provided that the Company will not make any adjustments to the Conversion Rate if Holders participate, as a result of holding Securities, in any of the transactions described below in this Section 12.3 without having to convert their Securities):

(a)                                  If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR1	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS1	=	the number of shares of Common Stock outstanding immediately after such event

An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all of the holders of shares of Common Stock, other than affiliates of the Company, any rights, warrants, options or other convertible securities entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share or a conversion price per share less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to such event
CR1	=	the Conversion Rate in effect immediately after such event
OS0	=	the number of shares of Common Stock outstanding immediately prior to such event
X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or other convertible securities
Y	=

the number of shares of Common Stock equal to the aggregate exercise price payable to exercise such rights, warrants or other convertible securities divided by the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Record Date for the issuance of such rights, warrants or other convertible securities

An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants or other convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance.  If, at the end of the period during which such rights, warrants or other convertible securities are exercisable or convertible, not all rights, warrants or other convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of Section 12.1(b) and this Section 12.3(b), in determining whether such rights, warrants or convertible securities entitle the Holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or other convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of the Company’s capital stock, evidences of the Company’s Indebtedness or other assets or property of the Company or its subsidiaries to all or substantially all of the holders of shares of Common Stock, excluding:

(i)                                     dividends, distributions and rights, warrants, options or convertible securities referred to in clauses (a) or (b) above; and

(ii)                                  dividends or distributions paid exclusively in cash, and

(iii)                               Spin-offs described below,

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0 + X
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution
CR1	=	the Conversion Rate in effect immediately after such distribution
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution
FMV	=

the Fair Market Value (as determined by the Board of Directors) of the shares of capital stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of shareholders entitled to receive such distribution.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar Equity Interest, of or relating to a Subsidiary or other business unit of the Company (referred to as a “spin-off”), the Conversion Rate in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR1 = CR0	×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution
CR1	=	the Conversion Rate in effect immediately after such distribution
FMV0	=

the average of the Closing Sale Prices of the capital stock or similar Equity Interest distributed to holders of shares of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day-period after the effective date of the spin-off

MP0	=	the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Day-period after the effective date of the spin-off

The adjustment to the Conversion Rate under the preceding paragraph will occur on the tenth Trading Day after the effective date of the spin-off.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)                                 If any cash dividend or distribution made to all or substantially all of the holders of Common Stock during any of the Company’s quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions (other than those paid in connection with the Company’s liquidation, dissolution or winding up) made during such quarterly fiscal period (the “Current Dividend Rate”), exceeds $0.03 per share (appropriately adjusted from time to time for any share dividends on, or subdivisions of, the Common Stock) (the “Initial Dividend Rate”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution
CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution
SP0	=	the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the Ex-Dividend Date of such distribution
C	=

the amount in cash per share the Company distributes to holders of shares of Common Stock in excess of $0.03 (appropriately adjusted from time to time for any share dividends on, or subdivisions of, the Common Stock) (the “Dividend Threshold Amount”)

Following any transaction or event where the Securities are convertible, in accordance with this Indenture, into property that includes shares of common stock other than Common Stock, the Dividend Threshold Amount will be the Dividend Threshold Amount immediately prior to the effective date of such transaction or event multiplied by a fraction, (a) the numerator of which is (i) if such shares are traded on a U.S. national or regional securities exchange or quoted on the Nasdaq, the average of the Last Reported Sale Prices of such shares for the five Trading Day period commencing on the Trading Day immediately following such effective date and (ii) otherwise, the Fair Market Value of such shares as determined in good faith by the Board of Directors and (b) the denominator of which is the average of the Last Reported Sale Prices of Common Stock for the five trading day period ending on the Trading Day immediately preceding such effective date.

An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the Record Date for the determination of shareholders entitled to receive such dividend or distribution.  If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for its Common Stock, to the extent that the consideration paid per share of Common Stock in such offer exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date of the expiration (the “Expiration Time”) of such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0	×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect on the date such tender offer or exchange offer expires
CR1	=	the Conversion Rate in effect on the day next succeeding the date such tender offer or exchange offer expires
AC	=

the aggregate value of all cash and other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock that the Company or one of its Subsidiaries purchased in the tender offer or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires
OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires
SP1	=	the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires

Any adjustment made pursuant to this subsection (e) shall become effective on the date immediately following the Expiration Time.  If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.  Notwithstanding the foregoing, if the application of the foregoing formula set forth in this Section 12.3(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made pursuant to this Section 12.3(e).

(f)                                    To the extent that the Company has a shareholder rights plan in effect upon the conversion of the Securities into Common Stock, a Holder will receive (except to the extent that the Company settles its Conversion Obligations entirely in cash), in addition to the Common Stock, the rights under the shareholder rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution referred to in clause (c) above had occurred, subject to readjustment in the event of the expiration,  termination or redemption of such rights.

(g)                                 For purposes of this ARTICLE XII, the following terms shall have the meanings indicated:

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders of the Securities).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)                                 The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d) or Section 12.3(e) if the Board of Directors determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.

(i)                                     To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if the Board of Directors determines that such increase would be in the best interest of the Company.  Whenever the Conversion Rate is increased pursuant to this subsection (i) or subsection (h) above, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar (and make a Public Notice), at least 15 calendar days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

(j)                                     In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer issuing to the Holder of any Securities converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment as it determines, in good faith, to be reasonable under the circumstances; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment, as and to the extent customary at such time.

(k)                                  All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward.  Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted.  Any lesser adjustment shall be carried forward and shall be made at the earlier of (i) the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted or (ii) in connection with any conversion of the Securities following a call for redemption, the occurrence of a Fundamental Change or at Stated Maturity, as applicable.  Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

(l)                                     In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of Applicable Stock of the Company other than Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 12.3, and the provisions of Section 12.1, Section 12.2 and Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 12.1 have been satisfied).

(m)                               No adjustment shall be made pursuant to this Section 12.3 if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock.

Section 12.4                                Consolidation or Merger of the Company.

If any of the following events occurs, namely:

(a)                                  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)                                 any consolidation, merger or binding share exchange as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(c)                                  any sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other Person;

in each case, in a transaction in which holders of Common Stock shall be entitled to receive stock, other securities, other property, assets or cash (“Reference Property”) with respect to or in exchange for such Common Stock, then as of the effective time of such transaction, and unless the Company has elected to follow the provisions of Section 12.12, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into cash up to the Base Amount and Reference Property, if any, based on the twenty day average price of the Reference Property and the Applicable Conversion Rate and assuming such holder of Common Stock exercised his rights of election, if any, as to the kind or amount of Reference Property receivable upon such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance in the same manner as the majority of the holders of Common Stock or, if there is no such majority, by a plurality of the holders of Common Stock.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE XII and, to the extent applicable, reflect the other types of adjustments provided for in Section 12.3(l).  If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing including the provisions providing for the repurchase rights set forth in ARTICLE IV and ARTICLE V.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company will, subject to the provisions of Section 12.3, make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which the Securities shall be convertible from and after the effective date of such transaction, in each case, for purposes of all outstanding Securities, treated as a single class.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, binding share exchanges, combinations, sales and conveyances.

If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

Notwithstanding this Section 12.4, if a Public Acquirer Change of Control occurs and the Company elects to adjust its Conversion Obligation and the Conversion Price pursuant to Section 12.12, the provisions of Section 12.12 shall apply to the conversion instead of this Section 12.4.

Any additional shares of Common Stock that a holder is entitled to receive upon conversion pursuant to Section 12.2(e), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of Reference Property into which the additional shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.

Section 12.5                                Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(a)                                  the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b)                                 a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 15.2.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 12.6                                Notice in Certain Events.

In case of:

(a)                                  a consolidation or merger to which the Company is a party and for which approval of any holders of Common Stock of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(b)                                 the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c)                                  any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 15.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

(x)                                   the date on which a record is to be taken for the purpose of any distribution or grant of rights, warrants, options or other securities triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights, warrants, options or other securities are to be determined; or

(y)                                 the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a), Section 12.6(b) or Section 12.6(c).

Section 12.7                                Company To Reserve Stock; Listing; Corporate Action.

(a)                                  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock in accordance with the terms hereof at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such Securities would be held by a single Holder).  The Company covenants that all Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

(b)                                 The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or any other automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; provided that so long as no delay in listing or quotation will occur upon conversion of the Securities into Common Stock, if the rules of such exchange or automated quotation system permit the Company to defer the listing or quotation of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to obtain the listing or quotation of such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12.8                                Taxes on Conversion.

The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 12.9                                Conversion After Record Date.

Except as provided in the succeeding paragraph, upon conversion, the Holder of Securities shall not be entitled to receive any accrued and unpaid interest or Additional Interest (other than overdue interest), if any.

If any Securities are surrendered for conversion subsequent to the close of business on any Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Securities at the close of business on such Record Date shall receive the interest and Additional Interest, if any, payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof.  Securities surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period or Securities surrendered for conversion after acceleration of the Securities) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Additional Interest (other than overdue interest), if any, payable on such Interest Payment Date on the Securities being surrendered for conversion.

The preceding sentence does not apply to (1) Securities that are converted after being called by the Company for redemption or (2) any overdue interest existing at the time of conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest. Accordingly, under the circumstances described in clause (1), notwithstanding the foregoing, if the Company elects to redeem Securities and a Holder of Securities being redeemed chooses to convert those Securities on a date that is after a Record Date but prior to the corresponding Interest Payment Date, the Holder will not be required to pay the Company, at the time that Holder surrenders those Securities for conversion, the amount of interest (including Additional Interest, if any) it will receive on the Interest Payment Date.

Except as described in Section 12.2(a) and this Section 12.9, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional Interest on any Securities when they are converted.

Section 12.10                          Company Determination Final.

Except as otherwise provided herein or the Securities, the Company or its agents shall be responsible for making all calculations required under the terms of this ARTICLE XII.  Any determination that the Board of Directors must make pursuant to this ARTICLE XII shall be set forth in a Board Resolution, shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Securities.  Any determination that the Company (but not the Board of Directors) must make pursuant to this ARTICLE XII shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Securities.  The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

Section 12.11                          Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this ARTICLE XII should be made, how it should be made or what it should be.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for any failure of the Company to comply with this ARTICLE XII.  Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, other than the Company, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

Section 12.12                          Conversion in Connection with a Public Acquirer Change of Control.

(a)                                  In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Shares pursuant to Section 12.2(e), elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective time of such Public Acquirer Change of Control, Holders of the Securities will be entitled to convert their Securities (subject to the provisions of Section 12.1(a) hereof), in accordance with Section 12.2 hereof, into a number of shares of Public Acquirer Common Stock by multiplying the Applicable Conversion Rate in effect immediately before the effective time of the Public Acquirer Change of Control by a fraction:

(i)                                     the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the value of all cash, securities and other property (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of the Common Stock for the 10 consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

(ii)                                  the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

(b)                                 The Company will notify the Trustee and Holders of its election by providing notices as set forth in Section 12.5(b).

(c)                                  If the Company elects to make the adjustment to the Conversion Rate and the related Conversion Obligations as described in this Section 12.12 in the event of a Public Acquirer Change of Control, holders of Securities will not be entitled to receive any Additional Shares pursuant to Section 12.2(e).

Section 12.13                          Payment Upon Conversion.

(a)                                  The Company will satisfy its Conversion Obligation in respect of any Security surrendered for conversion by delivering to Holders, on the third Business Day following the last day of the Applicable Conversion Period (defined below), in respect of each $1,000 aggregate principal amount of Securities being converted a settlement amount (the “Settlement Amount”) consisting of

(i)                                     cash in an amount (the “Base Amount”) equal to the lesser of (a) the principal amount of Securities surrendered for conversion and (b) the Conversion Value; and

(ii)                                  if the Conversion Value of the Securities surrendered for conversion is greater than the principal amount of the Securities, an amount of whole share of Common Stock (the “Excess Value”) equal to the sum of the Daily Share Amounts (calculated as described below) for each Trading Day during the Applicable Conversion Period, provided that in no event shall the Excess Value exceed the greater of (a) the Total Conversion Shares at Issuance (as defined below), and (b) the then existing number of shares of Common Stock authorized for issuance and available to be allocated as Excess Value.

The “Applicable Conversion Period” means the 20 consecutive Trading Day period commencing after (and including) the third Trading Day following the conversion date.

The “Total Conversion Shares at Issuance” is equal to (a) the total number of $1,000 principal amount of Securities issued, multiplied by (b) the initial Conversion Rate (as adjusted for any splits or combinations).

The “Daily Share Amount,” for each $1,000 principal amount of Securities and each Trading Day in the Applicable Conversion Period, is equal to a number of shares of Common Stock determined by the following formula:

Closing Sale Price on such Trading Day x the applicable Conversion Rate - $1,000

Closing Sale Price on such Trading Day x 20

The Conversion Value, Base Amount, and Excess Value will be determined by the Company promptly after the end of the Applicable Conversion Period.

(b)                                 The Company will not issue fractional shares of Applicable Stock upon conversion of the Securities but instead will pay the cash value of such fractional shares based upon the Closing Sale Price of the Applicable Stock on the Trading Day immediately preceding the Conversion Date.  Upon conversion of a Security, a Holder will not receive any separate cash payment of interest (including Additional Interest, if any) unless such conversion occurs between a Record Date and the Interest Payment Date to which that Record Date relates.

(c)                                  If a Holder tenders Securities for conversion and the Conversion Value is being determined at a time when the Securities are convertible into other property in addition to or in lieu of Common Stock, the Conversion Value of each Security will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive in such transaction and the value thereof as determined pursuant to Section 12.13(a).

ARTICLE XIII

SUBSIDIARY GUARANTEES

Section 13.1                                Guarantee.  (a)  Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (a “Subsidiary Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof; the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VIII hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VIII hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 13.2                                Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XIII, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.3                                Execution and Delivery of Subsidiary Guarantee.  To evidence its Subsidiary Guarantee set forth in Section 13.1 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 6.10 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 6.10 hereof and this Article XIII, to the extent applicable.

Section 13.4                                Guarantors May Consolidate, etc., on Certain Terms.  No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless (a) immediately after giving effect to such transaction, no Default or Event of Default exists, and (b) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles VI and VII hereof and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.5                                Releases.  Each Subsidiary Guarantor shall be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) the Company or its Subsidiary, provided that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Subsidiary Guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company or the Indebtedness of any of the Guarantors shall also terminate upon such release, sale or transfer; or

(b)                                 upon satisfaction and discharge of this Indenture in accordance with Section 10.1.

At the Company’s request and expense, the Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 13.5.  Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 13.5 will remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article XIII.

ARTICLE XIV

CONTINGENT INTEREST

Section 14.1                                Contingent Interest.  Subject to the accrual and Record Date provisions described herein, the Company will pay additional interest (“Contingent Interest”) to the Holders of Securities during any six-month period from February 1 to July 31 and from August 1 to January 31, commencing with the six-month period beginning on February 1, 2011, if the Trading Price of a Security for each of the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the Security.  The amount of Contingent Interest payable per Security with respect to any six-month period will equal 0.50% per annum of the average market price of such Security for the five Trading Day period referred to above.

The Bid Solicitation Agent will initially be the Trustee. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent will not be an affiliate of the Company.  The Bid Solicitation Agent’s sole responsibility pursuant to this Section 14.1 shall be to obtain the Trading Price of the Securities for each Trading Day during the applicable five Trading Day period and to provide such information to the Company.  The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 14.3.  Notwithstanding any term contained in this Indenture or any other document to the contrary, the Bid Solicitation Agent shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

Section 14.2                                Payment of Contingent Interest.  The Company will pay Contingent Interest, if any, in the same manner as it will pay interest as described in Section 6.1.  Contingent Interest due under this ARTICLE XIV shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

Section 14.3                                Contingent Interest Notification.  Upon determination that Holders of Securities will be entitled to receive Contingent Interest that may become payable during a relevant six-month period, on or prior to the start of such six-month period, the Company will provide notice to the Trustee setting forth the amount of Contingent Interest per $1,000 principal amount of Securities and disseminate a press release through a public medium that is customary for such press releases.  The Company may unilaterally increase the amount of Contingent Interest it may pay or pay interest or other amounts it is not obligated to pay, but the Company will have no obligation to do so.

ARTICLE XV

MISCELLANEOUS

Section 15.1                                Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by § 318(c) of the TIA, such section of the TIA shall control.  If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

Section 15.2                                Notices.  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

DRS Technologies, Inc.

5 Sylvan Way

Parsippany, New Jersey 07054

Telecopier No.:  (973) 898-1500

Attention:  Chief Financial Officer

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier No.:  (212) 735-2000

Attention:  David J. Goldschmidt, Esq.

If to the Trustee:

The Bank of New York

101 Barclay Street-8 West

New York, New York 10286

Telecopier No.:  (212) 815-5707

Attention:  Corporate Trust Administration

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice of communication will also be mailed to any Person described in § 313(c) of the TIA, to the extent required by the TIA.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 15.3                                Communication by Holders with Other Holders.

Holders may communicate pursuant to § 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA § 312(c).

Section 15.4                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except that the Opinion of

Counsel referred to in Section 15.4(b) hereof shall not be required in connection with the Authentication Order):

(a)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.5                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to § 314(a)(4) of the TIA) must comply with the provisions of § 314(e) of the TIA and must include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.6                                Rules by Trustee, Paying Agent, Conversion Agent, Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 15.7                                No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 15.8                                Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 15.9                                No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10                          Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 13.5.

Section 15.11                          Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 15.13                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 15.14                          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

DRS TECHNOLOGIES, INC., as Issuer

By:	/s/ Richard A. Schneider
Name:	Richard A. Schneider
Title:	Executive VP, CFO

NAI TECHNOLOGIES, INC.
DRS ELECTRONIC SYSTEMS, INC.
DRS SURVEILLANCE SUPPORT SYSTEMS, INC.
DRS TECHNICAL SERVICES, INC.
DRS POWER & CONTROL TECHNOLOGIES, INC.
DRS ELECTRIC POWER TECHNOLOGIES, INC.
DRS POWER TECHNOLOGY, INC.
DRS TACTICAL SYSTEMS GLOBAL SERVICES, INC.
DRS TACTICAL SYSTEMS, INC.
DRS ENGINEERING DEVELOPMENT LABS, INC.
DRS SIGNAL TECHNOLOGIES, INC.
DRS SIGNAL RECORDING TECHNOLOGIES, INC.
DRS SYSTEMS MANAGEMENT CORPORATION
DRS OPTRONICS, INC.
DRS SENSORS & TARGETING SYSTEMS, INC.
DRS FPA, INC.
DRS INFRARED TECHNOLOGIES, L.P.
DRS UNMANNED TECHNOLOGIES, INC.
DRS DATA & IMAGING SYSTEMS, INC.
DRS TECHNOLOGIES CANADA, INC.
DRS COMMUNICATIONS COMPANY, LLC
DRS SYSTEMS, INC.
NIGHT VISION EQUIPMENT CO., INC.
DRS TRAINING & CONTROL SYSTEMS, INC.
DRS INTERNATIONAL, INC.
DRS CODEM SYSTEMS, INC.
INTEGRATED DEFENSE TECHNOLOGIES, INC.
TECH-SYM CORPORATION
DRS TEST & ENERGY MANAGEMENT, INC.
DRS EW & NETWORK SYSTEMS, INC.
DRS SIGNAL SOLUTIONS, INC.
MAXCO, INC.

By:	/s/ Richard A. Schneider
Name:	Richard A. Schneider
Title:	Authorized Signatory

SIGNATURE PAGE TO INDENTURE

THE BANK OF NEW YORK, as Trustee

By:	/s/ Kisha A. Holder
	Name:	Kisha A. Holder
	Title:	Executive Vice President

SIGNATURE PAGE TO INDENTURE

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT OF 1933’’) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT OF 1933 (AN ‘‘INSTITUTIONAL ACCREDITED INVESTOR’’) THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE SECURITY EVIDENCED HEREBY; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

(1)                                  This legend should be included only if the Note is a Global Security.

SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS JANUARY 31, 2006 AND THE COMPARABLE YIELD IS 7.375% PER ANNUM.  HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:  DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NJ 07054, ATTN: INVESTOR RELATIONS.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH BENEFICIAL HOLDER SHALL BE DEEMED TO HAVE AGREED, THAT (I) THE SECURITIES ARE CONTINGENT PAYMENT DEBT INSTRUMENTS AS DEFINED IN TREASURY REGULATIONS SECTION 1.1275-4(B), (II) EACH BENEFICIAL HOLDER SHALL BE BOUND BY THE COMPANY’S APPLICATION OF THE TREASURY REGULATIONS TO THE SECURITIES, (III) EACH BENEFICIAL HOLDER SHALL USE THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THE SECURITIES DETERMINED BY THE COMPANY, AS REQUIRED BY TREASURY REGULATIONS SECTION 1.1275-4(B)(4)(IV), TO DETERMINE ITS INTEREST ACCRUALS AND ADJUSTMENTS AS PROVIDED IN TREASURY REGULATIONS SECTION 1.1275-4(B), AND (IV) THE COMPANY AND EACH BENEFICIAL HOLDER WILL NOT TAKE ANY POSITION ON A TAX RETURN INCONSISTENT WITH (I), (II), OR (III), UNLESS REQUIRED BY APPLICABLE LAW.

(2)                                  This legend should be included on if the Note is a Transfer Restricted Security.

DRS TECHNOLOGIES, INC.

2.00% Convertible Senior Notes due 2026

$

No.	CUSIP: [ ]

DRS TECHNOLOGIES, INC., a Delaware corporation (the “Company”, which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to CEDE & CO., or registered assigns, on February 1, 2026, the principal amount of [                             ] DOLLARS[, or such lesser or greater principal amount at Stated Maturity as is indicated on the Schedule attached hereto].(3)

In addition, for value received, the Company hereby promises to pay to the Holder of this Note, or registered assigns, from January 31, 2006, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including, February 1, 2026, interest at an annual rate of 2.00% of the principal amount of this Note, except that interest will never be less than zero.  Interest on this Note is payable semi-annually in arrears on February 1 and August 1 in each year (each, an “Interest Payment Date”), with the first Interest Payment Date being August 1, 2006.  Each payment of cash interest on this Note will include interest accrued through the day before the applicable Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the corresponding Interest Payment Date (a “Record Date”).

From and after any six-month period from February 1 to July 31 and from August 1 to January 31, commencing with the six-month period beginning on February 1, 2011, the Company shall pay Contingent Interest on this Note under the circumstances and in the amounts described in Article XIV of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Note as of the close of business on the Record Date relating to such Interest Payment Date.

Contingent Interest, if any, shall accrue from February 1 to July 31 and from August 1 to January 31, as applicable, and shall be payable on the next succeeding Interest Payment Date. Contingent Interest shall be paid to the Person in whose name a Note is registered on the next preceding Record Date on which Contingent Interest is payable.

The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.50% per annum of the average trading

(3)                                  This phrase should be included only if the Note is a Global Security.

price of the Notes for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period.

Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	DRS TECHNOLOGIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK, as Trustee

By:

[FORM OF REVERSE OF NOTE]

2.00% Convertible Senior Notes due 2026

This Note is one of a duly authorized issue of 2.00% Convertible Senior Notes due 2026 (the “Notes”) of DRS TECHNOLOGIES, INC., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of January 31, 2006 (the “Indenture”), by and among the Company, the guarantors party thereto and The Bank of New York, as Trustee (the “Trustee”).  The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Note.  This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.                                       Interest.

(a)                                  Interest and Contingent Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity date or earlier Redemption Date) of this Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought forward to the immediately preceding Business Day.  If the Stated Maturity date or Redemption Date of this Note would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date or Redemption Date to such next succeeding Business Day.

If the Holder elects to require the Company to purchase this Note pursuant to Section 6 of this Note on a date that is after the Record Date and on or before the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon to, but excluding, the applicable Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Note.  Interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon at the Stated Maturity also shall be paid to the same Holder to whom the Company pays the principal of this Note.

Interest (including Contingent Interest, if any) on Notes converted after the close of business on a Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest (including Contingent Interest, if any) which has accrued and shall be paid on such Interest Payment Date.  No such payment need be made with respect to (1) Notes converted after a Record Date and prior to the corresponding Interest Payment Date after being called for redemption or (2) any overdue interest existing at the time of conversion with respect to the Notes converted, but only to the extent of the amount of such overdue interest.

Except as described above, the Company will not make any payment or other adjustment for accrued and unpaid interest (including Contingent Interest, if any) on any Note when they are converted. If a Holder of Notes converts after the Record Date for an interest payment, but prior to the corresponding Interest Payment Date, the Holder on the Record Date will receive on that Interest Payment Date accrued interest on those Notes, despite the conversion of those Notes prior to that Interest Payment Date, because that Holder will have been the holder of record on the corresponding Record Date.  However, at the time that such Holder (or transferee thereof) surrenders Notes for conversion, the Holder (or such transferee, as applicable) must pay to the Company an amount equal to the interest (including Contingent Interest, if any) that has accrued and that will be paid on the related Interest Payment Date. The preceding sentence does not apply to (1) Notes that are converted after being called by the Company for redemption, (2) any overdue interest existing at the time of conversion with respect to the Notes converted, but only to the extent of the amount of such overdue interest or (3) Additional Interest.  Accordingly, under the circumstances described in clause (1), if the Company elects to redeem Notes and a Holder of Notes chooses to convert those Notes on a date that is after a Record Date, but prior to the corresponding Interest Payment Date, the Holder will not be required to pay the Company, at the time such Holder surrenders those Notes for conversion, the amount of interest it will receive on the Interest Payment Date.

All references herein to interest accrued or payable as of any date shall, without duplication, be deemed to include Contingent Interest.

(b)                                 Additional Interest.  The Company will pay Additional Interest, if any, as set forth herein and in Section 3 of the Registration Rights Agreement.  The Company will pay Additional Interest, if any, quarterly in arrears on each Additional Interest Payment Date.  The first quarterly payment shall be due on the first Additional Interest Payment Date following the date on which such Additional Interest begins to accrue, and will accrue on the Notes at a rate per annum equal to 0.25% for the first 90-day period.  The amount of Additional Interest will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until the satisfaction of certain conditions as set forth in the Registration Rights Agreement.  Additional Interest, if any, shall be payable only to Holders who have duly returned a completed and signed election and questionnaire in accordance with the Registration Rights Agreement.  The Company will pay Additional Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will pay Additional Interest, if any, on the Notes to Holders of Notes as required by the Registration Rights Agreement on the next Additional Interest Payment Date, even if such Notes are canceled on or before such Additional Interest Payment Date, except as provided in Section 6.1 of the Indenture with respect to defaulted interest.  Payment of Additional Interest, if any, will be made, at the Company’s option, either (a) by check mailed to the Holders at their addresses set forth on the Election and Notice (as defined in the Registration Rights Agreement) delivered to the Company in accordance with the provisions of the Registration Rights Agreement, (b) pursuant to the applicable procedures of DTC or (c) as otherwise set forth in the Indenture.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Company will not pay any Additional Interest on any Note after it has been converted into cash, and, if applicable, shares of the Company’s common stock

2.                                       Method of Payment.

Payment of the principal of and interest on the Notes (including Contingent Interest and Additional Interest, if any) shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Holder must surrender the Notes to the Paying Agent to collect payment of principal.  Payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder of Notes at least 10 Business Days prior to the relevant Interest Payment Date and otherwise by check mailed to the Holder.  Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  At the Stated Maturity, interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities will be payable at the principal corporate trust office of the Trustee described in the Indenture.

3.                                       Paying Agent, Registrar and Conversion Agent.

Initially, The Bank of New York shall act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Trustee.

4.                                       Indenture.

The Notes are general senior obligations of the Company initially issued in an aggregate principal amount of $300,000,000 (or $345,000,000 if the Initial Purchasers’ option to purchase additional Notes set forth in the Purchase Agreement is exercised in full).  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.                                       Redemption of the Notes by the Company.

Subject to the terms and conditions of the Indenture, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after February 1, 2009 and prior to February 4, 2011, if the Closing Sale Price of the Company’s Common Stock has exceeded 130% of the Conversion Price for at least twenty (20) Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the mailing of the notice of redemption, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) up to but not including the Redemption Date.

If the Company redeems the Notes as described above after February 1, 2009 and prior to February 4, 2011, the Company shall pay the “make-whole” premium in cash equal to the present value of all remaining scheduled payments of interest on the notes to be redeemed through and including February 4, 2011.  The present value of the remaining interest payments will be computed using a discount rate equal to the Treasury Yield. “Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to February 4, 2011; provided, however, that if the then remaining term to February 4, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yield are given, except that if the then remaining term to February 4, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. If the Redemption Date occurs after a Record Date and on or prior to an Interest Payment Date, accrued and unpaid interest (including Contingent Interest, if any) shall be paid on such Interest Payment Date to the record Holder on the relevant Record Date.

Subject to the terms and conditions of the Indenture, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after February 4, 2011 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Redemption Date.

At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of the Indenture.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

6.                                       Purchase by the Company at the Option of the Holder on Specific Dates; Purchase at the Option of the Holder Upon a Fundamental Change.

Each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of February 1, 2011, February 1, 2016 and February 1, 2021.  The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Purchase Date.  To exercise such right, a Holder shall deliver a Purchase Notice to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until 5:00 p.m., New York City time, on the second Business Day prior to such Purchase Date.

In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof.  The Company shall be required to purchase such Notes at a Fundamental Change Purchase Price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date.  To exercise such right, a Holder shall deliver a Fundamental Change Purchase Notice to the Paying Agent at any time on or before the 20th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date or Fundamental Change Purchase Date, cash sufficient to irrevocably pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of any Notes for which a Purchase Price or Fundamental Change Purchase Notice, as the case may be, has been tendered and not withdrawn pursuant to the Indenture, then, on such Purchase Date or Fundamental Change Purchase Date, as the case may be, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of such Notes).

7.                                       Conversion.

This Note is subject to all of the conversion rights and procedures set forth in the Indenture.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 12.1 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple thereof), into cash and, in certain circumstances, fully paid and non-assessable shares of Common Stock at the Conversion Rate in effect on the date of conversion.  The conversion rate per $1,000 of principal amount of Notes is initially 16.7504 shares of Common Stock, and is subject to adjustment in certain events as set forth in the Indenture.

A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

Except as described in the Indenture, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Notes when they are converted. The Company’s delivery to the Holder of cash and Common Stock, as provided in the Indenture upon conversion of the Notes, together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) through the conversion date. As a result, accrued interest and Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, accrued interest (including Contingent Interest and Additional Interest, if any) will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

Before any Holder shall be entitled to convert any Notes, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in the Indenture, and all taxes or duties, if any, as provided in the Indenture.

If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) conveys, transfers or leases all or substantially all of its properties and assets to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

If and only to the extent a Holder elects to convert Notes in connection with certain types of Fundamental Changes to the extent set forth in the Indenture that occur on or prior to February 1, 2011 pursuant to which certain of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such Holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock as described in the Indenture, subject to a right of the Company to elect not to issue such additional shares but in lieu thereof to provide for the convertibility of the Notes into publicly-traded securities of the acquiring entity, all as set forth in the Indenture.

8.                                       Denominations; Transfer; Exchange.

The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of the principal amount and integral multiples thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture and this Note.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), (ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased), or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

9.                                       Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.                                 Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.                                 Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes.

The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to (a) add to the covenants of the Company for the benefit of the Holders of Notes; (b) surrender any right or power conferred upon the Company; (c) provide for conversion rights of Holders of Notes if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs; (d) provide for the assumption of the Company or a Guarantor’s obligations to the Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company or such Guarantor’s assets, as applicable; (e) increase the Conversion Rate; (f) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (g) make any changes or modifications necessary in connection with the registration of the Common Stock to be issued upon conversion under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not, in the good faith opinion of the Board of Directors, materially adversely affect the interests of the Holders of Notes, taken as a whole; (h) evidence and provide the acceptance of the appointment of a successor trustee under the Indenture; (i) add additional Subsidiary Guarantees with respect to the Notes or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the Indenture; (j) cure any ambiguity, mistake, defect or inconsistency; (k) provide for uncertificated Notes in addition to or in place of Certificated Notes; (l) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder as determined by the Board of Directors; (m) conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes; (n) evidence the succession of another Person to the Company upon the Notes, and the assumption by any such successor of covenants of the Company under the Indenture and in the Notes, in each case in compliance with the provisions of the Indenture; (o) provide the Holders of Notes with additional rights to require the Company to purchase the Notes on additional Purchase Dates; or (p) add or modify any other provisions with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Notes.

12.                                 Defaults and Remedies.

If any Event of Default, other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company as specified in the Indenture, occurs and is continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.  If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                                 Calculations in Respect of Notes.

The Company or its agents shall be responsible for making all calculations called for under Article XII of the Indenture, including, but not limited to, determination of the market price of the Common Stock.  Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Notes.  The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

15.                                 No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

16.                                 Authentication.

This Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) signs, manually or by facsimile, the Trustee’s Certificate of Authentication on the other side of this Note.

17.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.                                 INDENTURE TO CONTROL; GOVERNING LAW.

IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF THE INDENTURE SHALL CONTROL.  THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

DRS TECHNOLOGIES, INC.
5 Sylvan Way
Parsippany, New Jersey 07054
Attention:  General Counsel
Facsimile No.: (973) 898-1500

19.                                 Registration Rights.

The Holders of the Notes may be entitled to the benefits of a Registration Rights Agreement, dated as of January 31, 2006, by and among the Company and the initial purchasers party thereto, as amended, modified or supplemented in accordance therewith, including the receipt of Additional Interest upon a Registration Default (as defined in, and to the extent specified in, such agreement).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                               agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to ARTICLE IV (Purchase at the Option of Holders on Specific Dates) or ARTICLE V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box:  ARTICLE IV ☐  ARTICLE V ☐.

If this Note is to be purchased by the Company pursuant to ARTICLE IV of the Indenture, check the box for the applicable Purchase Date: February 1, 2011 ☐  February 1, 2016 ☐  February 1, 2021 ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to ARTICLE IV or ARTICLE V of the Indenture, as applicable, state the amount (in principal amount):  $              .

If certificated, the serial numbers of the Notes to be delivered for purchase are:

             .

Any purchase of Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

To convert this Note into cash or a combination of Common Stock and cash, check the box ☐.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple thereof):                      .

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

(Print or type the other person’s name, address and zip code)

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

TRANSFER CERTIFICATE(4)

Re:    2.00% Convertible Senior Notes due 2026 (the “Notes”)
of DRS Technologies, Inc. (the “Company”)

This certificate relates to $ principal amount of Notes owned in (check applicable box)

☐ book-entry	☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.6 and Section 2.12 of the Indenture, dated as of January 31, 2006, among the Company, the guarantors party thereto and The Bank of New York, as Trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐                                    Such Note is being acquired for the Transferor’s own account, without transfer; or

☐                                    Such Note is being transferred to the Company or a Subsidiary; or

☐                                    Such Note is being transferred to a person that the Transferor reasonably believes is a “qualified institutional buyer,” as defined in, and in compliance with, Rule 144A under the Securities Act; or

☐                                    Such Note is being transferred pursuant to the exemption from the registration requirements of the Securities Act under Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act; or

☐                                    Such Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐                                    Such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to the transfer, furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

(4)                                  This certificate should only be included if this Security is a Transfer Restricted Security.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a Global Note that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer,” as defined in Rule 144A, or an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

Date:	Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth and subject to the provisions in the Indenture (the “Indenture”), dated as of January 31, 2006, among DRS Technologies, Inc. (the “Company”), the guarantors party thereto and the Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest (including Contingent Interest and Additional Interest, if any) on the Notes, if any, if lawful, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

B-1

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED BY
TRANSFEREE IN CONNECTION WITH TRANSFERS
TO INSTITUTIONAL ACCREDITED INVESTORS]

[Date]

The Bank of New York, as Trustee
101 Barclay Street
Floor 8W
New York, New York 10286
Attention:  [                        ]

Re:                               DRS Technologies, Inc.

Ladies and Gentlemen:

In connection with the undersigned’s proposed purchase of $                    aggregate principal amount of 2.00% Convertible Senior Notes due 2026 (the “Notes”) of DRS Technologies, Inc. (the “Company”) or                         shares of Common Stock of the Company issued upon conversion of the Notes, par value $1.00 per share (the “Common Stock,” and together with the Notes, the “Securities”), the undersigned confirms, represents and warrants that:

(1)                                  The undersigned is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

(2)                                  (A) Any purchase of the Securities by the undersigned will be for the undersigned’s own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a “bank”, within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion.

(3)                                  The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

(4)                                  The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

(5)                                  The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned’s property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned’s control.

(6)                                  The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

(7)                                  The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

(A)                              to the Company or any subsidiary thereof;

(B)                                with respect to Notes only, to a person which is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and otherwise in compliance with Rule 144A under the Securities Act;

(C)                                pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available);

(D)                               pursuant to an exemption from the registration requirements under the Securities Act to a person whom the purchaser reasonably believes is an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

(E)                                 pursuant to a registration statement which has been declared effective under the Securities Act and continues to be effective at the time of such transfer.

The undersigned further agrees to provide to any person purchasing any of the Securities from the Company a written notice advising such purchaser that resales of the Securities are restricted as stated herein.

(8)                                  The undersigned understands that, on any proposed resale of any Securities, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  The undersigned further understands that the Securities purchased by the undersigned will bear a legend to the foregoing effect.

Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchaser of the Securities is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:
Address:

EXHIBIT D

[FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION] (5)

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT OF 1933 (AN “INSTITUTIONAL ACCREDITED INVESTOR”); (2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO DRS TECHNOLOGIES, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933(IF AVAILABLE), (C) TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO REGISTRAR AND TRANSFER COMPANY, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR TRANSFER AGENT OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE, DATED AS OF JANUARY 31, 2006, BY AND AMONG DRS TECHNOLOGIES, INC., THE GUARANTORS PARTY THERETO AND THE BANK OF NEW YORK, AS TRUSTEE), AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

(5)                                  This legend should be included only if the Security is a Transfer Restricted Security for purposes of Rule 144A.

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of              , 200  , among                      (the “Guaranteeing Subsidiary”), a subsidiary of DRS Technologies, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 31, 2006 (the “Indenture”), providing for the issuance of 2.00% Convertible Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 11.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article XIII thereof.

4.                                       No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                       New York Law to Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

DRS TECHNOLOGIES, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK as Trustee

By:
Authorized Signatory

SCHEDULE I

The following table sets forth the Stock Prices and number of Additional Shares to be issuable per $1,000 principal amount of Securities:

Effective Date of Fundamental Change	Stock Price
	$49.75	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$135.00	$150.00
January 30, 2006	3.350	2.571	2.043	1.660	1.378	1.010	0.787	0.645	0.545	0.470	0.388	0.326
February 1, 2007	3.314	2.468	1.906	1.511	1.230	0.877	0.680	0.560	0.479	0.420	0.353	0.304
February 1, 2008	3.260	2.328	1.725	1.313	1.031	0.710	0.551	0.463	0.406	0.363	0.314	0.276
February 1, 2009	3.153	2.115	1.464	1.035	0.764	0.484	0.415	0.373	0.339	0.311	0.277	0.249
February 1, 2010	3.096	1.849	1.113	0.674	0.436	0.244	0.209	0.188	0.171	0.157	0.140	0.126
February 1, 2011	3.350	1.431	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

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